                                                                   EXHIBIT 10.01









                              CERIDIAN CORPORATION
                           DEFERRED COMPENSATION PLAN
                                 (2002 REVISION)

                              CERIDIAN CORPORATION
                           DEFERRED COMPENSATION PLAN


                                TABLE OF CONTENTS



                                                                                                                Page
                                                                                                                ----
ARTICLE 1. NAME, PURPOSE, BACKGROUND..............................................................................1
       1.1.   Plan Name...........................................................................................1
       1.2.   Plan Purposes.......................................................................................1
       1.3.   Plan Type...........................................................................................1
       1.4.   Plan Background.....................................................................................1
       1.5.   Applicability.......................................................................................2

ARTICLE 2. PARTICIPATION..........................................................................................3
       2.1.   Eligibility for Participant Deferral Credits........................................................3
       2.2.   Loss of Eligibility For Participant Deferral Credits................................................3
       2.3.   Transfer Among Participating Employers..............................................................4
       2.4.   Multiple Employment.................................................................................4
       2.5.   Eligibility for Restoration Matching Credit.........................................................4
       2.6.   Eligibility for Supplemental Matching Credit........................................................5
       2.7.   Conditions of Participation.........................................................................5
       2.8.   Termination of Participation........................................................................5

ARTICLE 3. BENEFITS...............................................................................................6
       3.1.   Participant Accounts................................................................................6
       3.2.   Participant Deferral Credits........................................................................7
       3.3.   Discretionary Credits...............................................................................8
       3.4.   Restoration Matching Credits........................................................................9
       3.5.   Supplemental Matching Credits.......................................................................9
       3.6.   Earnings Credits....................................................................................9
       3.7.   Vesting............................................................................................13

ARTICLE 4. DISTRIBUTION..........................................................................................14
       4.1.   Distribution to Participant Before Severance or Disability.........................................14
       4.2.   Distribution to Participant After Severance or Disability..........................................15
       4.3.   Distribution to Beneficiary........................................................................19
       4.4.   Nondeductibility...................................................................................21
       4.5.   Payment in Event of Incapacity.....................................................................21
       4.6.   Suspension.........................................................................................21

ARTICLE 5. SOURCE OF PAYMENTS; NATURE OF INTEREST................................................................22
       5.1.   Establishment of Trust.............................................................................22
       5.2.   Source of Payments.................................................................................22
       5.3.   Status of Plan.....................................................................................22
       5.4.   Non-assignability of Benefits......................................................................22

ARTICLE 6. ADOPTION, AMENDMENT, TERMINATION......................................................................23
       6.1.   Adoption...........................................................................................23
       6.2.   Amendment..........................................................................................23

                              CERIDIAN CORPORATION
                           DEFERRED COMPENSATION PLAN


                                TABLE OF CONTENTS



                                                                                                                Page
                                                                                                                ----
       6.3.   Termination of Participation.......................................................................23
       6.4.   Termination........................................................................................24

ARTICLE 7. CONSTRUCTION, INTERPRETATION AND DEFINITIONS..........................................................25
       7.1.   Cross Reference....................................................................................25
       7.2.   Governing Law......................................................................................25
       7.3.   Headings...........................................................................................25
       7.4.   Number and Gender..................................................................................25
       7.5.   Definitions........................................................................................25

ARTICLE 8. ADMINISTRATION........................................................................................35
       8.1.   Administrator......................................................................................35
       8.2.   Plan Rules.........................................................................................35
       8.3.   Administrator's Discretion.........................................................................35
       8.4.   Specialist's Assistance............................................................................35
       8.5.   Indemnification....................................................................................35
       8.6.   Benefit Claim Procedure............................................................................35
       8.7.   Disputes...........................................................................................36

ARTICLE 9. MISCELLANEOUS.........................................................................................37
       9.1.   Withholdings and Offsets...........................................................................37
       9.2.   Other Benefits.....................................................................................37
       9.3.   No Warranties Regarding Tax Treatment..............................................................37
       9.4.   No Rights to Continued Service Created.............................................................37
       9.5.   Special Provisions.................................................................................37
       9.6.   Successors.........................................................................................37
       9.7.   Arbitron Executive Investment Plan.................................................................37

                              CERIDIAN CORPORATION
                           DEFERRED COMPENSATION PLAN


                                   ARTICLE 1.
                            NAME, PURPOSE, BACKGROUND



1.1. PLAN NAME. The name of the Plan is the "Ceridian Corporation Deferred Compensation Plan."


1.2.     PLAN PURPOSES. The purposes of the Plan are to

         (a) assist the Participating Employers in attracting and retaining key executives,

         (b) provide an employer-sponsored tax-deferred capital accumulation vehicle for key executives and members of the Company's board of directors,

         (c) encourage additional retirement savings by eligible executives and directors, and

         (d) provide supplemental retirement income to certain highly compensated and key employees of the Participating Employers in amounts that cannot be provided under the qualified retirement plans maintained by the Participating Employers.

1.3. PLAN TYPE. The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for Qualified Directors and a select group of management or highly compensated employees. It is intended that, with respect to participation by Qualified Directors, ERISA will not apply to the Plan and that, with respect to participation by Qualified Employees, the Plan is exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA by operation of sections 201(2), 301(a)(3) and 401(a)(4) thereof, respectively, and from the provisions of Title IV of ERISA, to the extent otherwise applicable, by operation of section 4021(b)(6) thereof. The Plan is also intended to be unfunded for tax purposes. The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing.

1.4.     PLAN BACKGROUND.

         (a)      The Company adopted the Plan effective as of January 1, 1995.

         (b) Effective as of January 1, 1999, the Plan was restated and the name of the Plan was changed from the Ceridian Corporation Deferred Compensation Plan to the Ceridian Corporation Executive Investment Plan. Effective August 1, 2001 the Plan was renamed the Ceridian Corporation Deferred Compensation Plan.

         (c) In connection with the spin-off by Ceridian Corporation of all of the outstanding common stock of New Ceridian Corporation ("New Ceridian"), a Delaware corporation and wholly owned subsidiary of Ceridian Corporation (the "New Ceridian Spin-off"), the Plan was amended, effective as of March 27, 2001, to effect the transfer of sponsorship of the Plan from Ceridian Corporation to New

                  Ceridian Corporation. Following the New Ceridian Spin-off, Ceridian Corporation was renamed Arbitron Inc. and New Ceridian was renamed Ceridian Corporation.

         (d) Effective January 1, 2003, the Plan was amended and restated to provide Restoration Matching Credits and Supplemental Matching Credits for certain Qualified Employees.

1.5.     APPLICABILITY.

         (a) The terms of the Plan as restated effective as of January 1, 1999 apply only to a Participant who

                  (i) experiences a Severance or Disability after December 31, 1998 and

                  (ii) elects deferrals pursuant to Section 3.2 for a Plan Year beginning after December 31, 1998 or makes an election pursuant to Section 3.6(i)(iii) to have the entire portion of his or her Participant Deferral Account attributable to deferral credits for Plan Years ending before January 1, 1999 credited with earnings in accordance with Section 3.6 without regard to Section 3.6 (i).

                  By making an election described in clause (ii), a Participant consents to the application of all of the terms of the Plan as restated effective as of January 1, 1999 to his or her entire Account, including the entire portion attributable to deferral credits for Plan Years ending before January 1, 1999.

         (b) If a credit is made to the Discretionary Account of a Participant to whom the terms of the Plan, as restated effective as of January 1, 1999, are not otherwise applicable, the terms of the Plan as restated effective as of January 1, 1999 will apply to the Participant but only with respect to his or her Discretionary Account.

         (c) Section 3.4, relating to Restoration Matching Credits, is effective January 1, 2003. Section 3.5, relating to Supplemental Matching Credits, is effective January 1, 2003.

                                   ARTICLE 2.
                                  PARTICIPATION



2.1.     ELIGIBILITY FOR PARTICIPANT DEFERRAL CREDITS.

         (a)      First Day of Plan Year.

                  (i) Qualified Employee. An individual who is a Qualified Employee on the first day of a Plan Year is eligible to defer Base Compensation pursuant to Section 3.2(a) and Annual Bonus pursuant to Section 3.2(b) with respect to the Plan Year.

                  (ii) Qualified Director. An individual who is a Qualified Director on the first day of a Plan Year is eligible to defer Base Compensation pursuant to Section 3.2(a) with respect to the Plan Year.

         (b)      During Plan Year.

                  (i) Qualified Employee. An individual who becomes a Qualified Employee after the first day of a Plan Year is eligible to defer Base Compensation pursuant to
                           Section 3.2(a) and Annual Bonus pursuant to Section 3.2(b) with respect to the remainder of the Plan Year.

                  (ii) Qualified Director. An individual who becomes a Qualified Director after the first day of a Plan Year is eligible to defer Base Compensation pursuant to
                           Section 3.2(a) with respect to the remainder of the Plan Year.

2.2.     LOSS OF ELIGIBILITY FOR PARTICIPANT DEFERRAL CREDITS.

         (a)      Reasons.

                  (i) Ceasing to be Qualified Employee. An Employee Participant will cease to be eligible to defer Base Compensation and Annual Bonus as of the date on which he or she ceases to be a Qualified Employee.

                  (ii) Ceasing to be a Qualified Director. A Director Participant will cease to be eligible to defer Base Compensation as of the date on which he or she ceases to be a Qualified Director.

                  (iii) Unforeseeable Emergency. A Participant who, pursuant to Section 3.2(a)(iii) or Section 3.2(b)(iii), has revoked a deferral election in connection with an Unforeseeable Emergency, or pursuant to Section 4.1(b), has received a distribution due to an Unforeseeable Emergency, is not eligible to defer Base Compensation or Annual Bonus with respect to the remainder of the Plan Year during which the revocation occurs or the distribution is received, as the case may be, and the immediately following Plan Year.

                  (iv) Accelerated Distribution. A Participant who, pursuant to Section 4.1(c), has received an accelerated distribution, is not eligible to defer Base Compensation or Annual Bonus with respect to the remainder of the Plan Year during which the distribution is received and the immediately following Plan Year.

                  (v) 401(k) Hardship Withdrawal. A Qualified Employee who receives a hardship withdrawal from a 401(k) plan maintained by a Participating Employer, or by any other employer required to be aggregated with the Participating Employer under Code section 414(b),
                           (c), (m) or (o), is not eligible to defer Base Compensation or Annual Bonus under the Plan to the extent required to comply with the terms of the 401(k) Plan.

         (b) Affect on Deferral Elections. An Active Participant who, pursuant to Subsection (a), loses his or her eligibility to defer for a Plan Year is not eligible for further deferral credits relating to deferral elections made pursuant to
                  Section 3.2 for the Plan Year other than credits relating to Base Compensation with respect to the period before the loss of eligibility, and any other Base Compensation or Annual Bonus that would have otherwise been deferred in connection with a deferral election made pursuant to Section 3.2 for the Plan Year will be paid to the Participant as if he or she had not made the deferral election.

2.3. TRANSFER AMONG PARTICIPATING EMPLOYERS. An Employee Participant who transfers employment from one Participating Employer to another Participating Employer and who continues to be a Qualified Employee after the transfer will, for the duration of the Plan Year during which the transfer occurs, continue to participate in Participant Deferral Credits pursuant to Section 3.2 of the Plan, in accordance with the deferral election in effect for the portion of the Plan Year before the transfer, as a Qualified Employee of such other Participating Employer.

2.4. MULTIPLE EMPLOYMENT. An Employee Participant who is simultaneously employed as a Qualified Employee with more than one Participating Employer will participate in the Plan as a Qualified Employee of all such Participating Employers on the basis of a single deferral election pursuant to Section 3.2 applied ratably to his or her Base Compensation from each Participating Employer and applied ratably to his or her Annual Bonus from each Participating Employer if the Annual Bonus deferral election was made in a dollar amount or applied separately to his or her Annual Bonus from each Participating Employer if the election was made in a percentage.

2.5. ELIGIBILITY FOR RESTORATION MATCHING CREDIT. Each Qualified Employee who, for the Plan Year, elected to contribute, and had contributed on his or her behalf to the Qualified 401(k) Plan the maximum pre-tax elective deferral amount permitted under such plan (but not including catch-up contributions permitted under Code section 414(v)), is eligible to receive a Restoration Matching Credit. A Qualified Employee is not entitled to receive a Restoration Matching Credit for a Plan Year if he or she has a Severance, other than on account of death or Disability, on or before the last day of the Plan Year.

2.6. ELIGIBILITY FOR SUPPLEMENTAL MATCHING CREDIT. A Qualified Employee is eligible to receive a Supplemental Matching Credit for a Plan Year pursuant to Section 3.5 if he or she

         (a) is eligible to receive a Restoration Matching Credit for the Plan Year;

         (b)      is an executive officer of the Company or an Affiliate; and

         (c) has been designated by the Compensation and Human Resources Committee of the Board of Directors of the Company as eligible to receive a Supplemental Matching Credit.

2.7. CONDITIONS OF PARTICIPATION. Each Qualified Employee and Qualified Director, as a condition of participation in the Plan, is bound by all the terms and conditions of the Plan and the Plan Rules, and must furnish to the Administrator such pertinent information and execute such election forms and other instruments as the Administrator or Plan Rules may require by such dates as the Administrator or Plan Rules may establish. All elections, directions, designations and similar actions required in connection with the Plan must be made in accordance with and are subject to the terms of the Plan and Plan Rules.

2.8. TERMINATION OF PARTICIPATION. A Participant will cease to be a Participant as of the date on which he or she is not then eligible to make deferrals or to receive a Restoration Matching Credit and his or her entire Account balance has been distributed.

                                   ARTICLE 3.
                                    BENEFITS



3.1.     PARTICIPANT ACCOUNTS.

         (a) Participant Deferral Account. For each Participant who elects deferrals pursuant to Section 3.2, the Administrator will establish and maintain a Participant Deferral Account.

         (b) Discretionary Account. For each Participant for whom a Participating Employer elects to make a discretionary credit pursuant to Section 3.3, the Administrator will establish and maintain a Discretionary Account.

         (c) Restoration Matching Account. For each Participant who is eligible to receive a Restoration Matching credit pursuant to
                  Section 3.4, the Administrator will establish and maintain a Restoration Matching Account.

         (d) Supplemental Matching Account. For each Participant who is eligible to receive a Supplemental Matching Credit pursuant to
                  Section 3.5, the Administrator will establish and maintain a Supplemental Matching Account.

         (e)      Subaccounts.

                  (i) Multiple Participating Employers. If an Employee Participant makes deferrals with respect to Base Compensation or Annual Bonus from more than one Participating Employer, or receives discretionary credits attributable to service with more than one Participating Employer, amounts attributable to each Participating Employer will be credited to separate subaccounts within the appropriate Account.

                  (ii) Prime Rate Earnings Method. The portion of a Participant's Participant Deferral Account balance with respect to which earnings credits are made pursuant to Section 3.6(i) will be credited to a separate subaccount within the Account if deferrals are credited to the Account pursuant to Section 3.2 for any Plan Year beginning after December 31, 1998.

                  (iii) Multiple Vesting Schedules. If a Participating Employer specifies different vesting schedules applicable to discretionary credits made pursuant to
                           Section 3.3, or has different vesting schedules for supplemental matching credits under Section 3.7(c), the Administrator will maintain separate subaccounts within the Participant's Discretionary Account and Supplemental Matching Account, each of which will evidence amounts credited to the Account pursuant to
                           Section 3.3 or 3.5 with respect to which the applicable vesting schedule or vested interest is identical.

                  (iv) Grandfathered Distribution Elections. If a Participant made distribution elections under the provisions of the Plan in effect prior to January 1, 1999 pursuant to which distributions are scheduled to be made or to begin before January 1, 2001, the Administrator will maintain separate subaccounts within the Participant's Participant Deferral Account each of which will evidence amounts credited to the Account pursuant to any such election with respect to which the Participant has elected an identical form and timing of distribution.

3.2.     PARTICIPANT DEFERRAL CREDITS.

         (a) Base Compensation. Base Compensation deferrals will be made in accordance with the following rules:

                  (i) An Active Participant may elect to defer all or any portion of his or her Base Compensation for a Plan Year. Unless the Participant revokes the election pursuant to clause (iii), the election will remain in effect through the end of the last pay period that ends during the Plan Year. Plan Rules may specify minimum and maximum deferral amounts for a Plan Year, payroll periods or both.

                  (ii) An election made pursuant to this subsection will be effective at the time and in the manner specified in Plan Rules after the Administrator receives a complete and accurate election provided receipt is prior to the first day of the Plan Year to which the election relates or, in the case of an individual who becomes a Qualified Employee or a Qualified Director after the first day of a Plan Year, within 30 days after he or she becomes a Qualified Employee or Qualified Director.

                  (iii) An Active Participant may revoke a deferral election made pursuant to this subsection after the election becomes effective if, and only if, the Participant submits a request to the Administrator in the manner specified in Plan Rules and the Administrator determines that the Participant has experienced an Unforeseeable Emergency. The revocation will be effective as soon as administratively practicable after the Administrator's determination that the Participant has experienced an Unforeseeable Emergency.

                  (iv) Any election or revocation pursuant to this subsection applies only to Base Compensation relating to services performed after the effective date of the election or revocation.

         (b) Annual Bonus. Annual Bonus deferrals by an Employee Participant will be made in accordance with the following rules:

                  (i) An Employee Participant may elect to defer all or any portion of his or her Annual Bonus for the Plan Year from a minimum percentage or dollar amount to a maximum percentage or dollar amount, as specified in Plan Rules.

                  (ii) An election made by an Employee Participant pursuant to this subsection will be effective at the time and in the manner specified in Plan Rules after the Administrator receives a complete and accurate election provided receipt is prior to the last day of the Plan Year immediately preceding the Plan Year in which the Annual Bonus is earned or, in the case of an individual who becomes a Qualified Employee after the first day of a Plan Year, within 30 days after he or she becomes a Qualified Employee.

                  (iii) An Active Participant may revoke a deferral election made pursuant to this subsection after the election becomes effective if, and only if, the Participant submits a request to the Administrator at the time and in the manner specified in Plan Rules and the Administrator determines that the Participant has experienced an Unforeseeable Emergency. The revocation will be effective as soon as administratively practicable after the Administrator's determination that the Participant has experienced an Unforeseeable Emergency.

                  (iv) Any election pursuant to this subsection for a Plan Year by an Employee Participant who becomes a Qualified Employee after the first day of the Plan Year applies only to the portion of the Annual Bonus relating to services performed after the effective date of the election, as determined by the Administrator.

         (c) Administrative Reduction. The Administrator may reduce the amount of any deferral that would otherwise be made pursuant to this section to the extent determined by the Administrator to be necessary to effect any required payroll withholding, contributions or deferrals pursuant to any other plan maintained by any Affiliate or any other deductions.

         (d) Timing of Credits. Deferrals of an Active Participant's Base Compensation and Annual Bonus pursuant to this section will be credited to his or her Participant Deferral Account not later than the last day of the calendar month first following the date on which the Participant would have otherwise received the Base Compensation or Annual Bonus but for his or her deferral election pursuant to this section.

3.3. DISCRETIONARY CREDITS. A Participating Employer may from time to time credit the Discretionary Account of any Participant with an amount determined by the Participating Employer. If a Participating Employer chooses to make such a credit, the Administrator will in accordance with Plan Rules provide the Participant with a notice that specifies the amount of the credit, the timing of the credit, any conditions that the Participant must satisfy to be entitled to the credit and how the Participant will become vested in the portion of his or her Discretionary Account attributable to the credit. Credits pursuant to this section will be made, if at all, on a Participant-by-Participant basis. If a Participating Employer chooses to credit the Discretionary Account of a Participant, the Participating Employer is not, as a result, required to make any credit to the Discretionary Account of any other Participant, whether or not he or she is otherwise similarly situated.

3.4. RESTORATION MATCHING CREDITS. As of the last day of the Plan Year, the Administrator shall credit to the Restoration Matching Account of each Employee Participant who satisfies the eligibility requirements of
         Section 2.5 an amount equal to the Participant's Matching Percentage multiplied by the amount of the Participant's Earnings which is in excess of the Code section 401(a)(17) limit in effect on the first day of the Plan Year.

3.5.     SUPPLEMENTAL MATCHING CREDITS.

         (a) As of the last day of the Plan Year, the Administrator shall credit to the Supplemental Matching Account of each Employee Participant who satisfies the eligibility requirements of
                  Section 2.6, an amount equal to two (2) times the Participant's Matching Percentage multiplied by the Participant's Total Compensation.

         (b) Supplemental Matching Credits are subject to the vesting provisions of Section 3.7(c).

3.6.     EARNINGS CREDITS.

         (a) Designation of Investment Funds. The Administrator will designate two or more investment funds which will serve as the basis for determining adjustments pursuant to this section. The Administrator may, from time to time, designate additional investment funds or eliminate any previously designated investment funds. The designation or elimination of a fund pursuant to this subsection is not a Plan amendment. The Administrator will not be responsible in any manner to any Participant or other person for any damages, losses, liabilities, costs or expenses of any kind arising in connection with any designation or elimination of an investment fund.

         (b) Participant Direction. A Participant must direct the manner in which amounts credited to his or her Account pursuant to
                  Section 3.2, 3.3, 3.4 or 3.5 will be deemed to be invested among the investment funds designated pursuant to Subsection
                  (a). Amounts will be deemed to be invested in accordance with the Participant's direction on or as soon as administratively practicable after the date as of which the amounts are credited to the Participant's Account. Amounts credited under Sections 3.3, 3.4 and 3.5 to the Discretionary Account, the Restoration Matching Account and the Supplemental Matching Account, respectively, may not be directed into the Company Stock Fund. If a Participant fails to direct the manner in which amounts credited to his or her Account will be deemed to be invested, then the Administrator will treat the Account as invested in the default investment fund(s) as determined in accordance with Plan Rules.

         (c) Change in Direction for Future Credits. A Participant may direct a change in the manner in which future credits to his or her Account pursuant to Section 3.2, 3.3, 3.4 or 3.5 will be deemed to be invested among the investment funds designated pursuant to Subsection (a). The direction will be effective for amounts credited to the Participant's Account pursuant to
                  Section 3.2, 3.3, 3.4 or 3.5 at the time and in the manner specified in Plan Rules after the date on which the Administrator receives the direction from the Participant.

         (d) Change in Direction for Existing Account Balance. A Participant may direct a change in the manner in which his or her existing Account balance is deemed to be invested among the investment funds designated pursuant to Subsection (a). The direction will be effective at the time and in the manner specified in Plan Rules after the date on which the Administrator receives the direction from the Participant.

         (e) Account Adjustment. The Administrator will cause Participants' Accounts to be separately adjusted as of each Valuation Date, in a manner determined by the Administrator to be uniform and equitable, to reflect the income, expense, gains, losses, fees and the like that would have resulted since the last Valuation Date had the Participant's investment directions pursuant to this section actually been implemented. To the extent determined by the Administrator to be necessary in conjunction with any distribution pursuant to the Plan, the Administrator will cause the Account from which the distribution is to be made to be adjusted to reflect a good faith estimate by the Administrator of any fees and other expenditures payable after the date of the distribution in connection with deemed investment activity in the Account through and including the date of the distribution. Any such estimate is binding on the Participating Employer and the person to whom the distribution is made.

         (f) Administrator's Obligations and Responsibilities. The sole obligation of the Administrator with respect to the designation or elimination of any investment fund designated pursuant to Subsection (a) is to act in accordance with the express terms of Subsection (a). By way of example and without limiting the previous sentence, the Administrator is not required, and no course of conduct will cause it to be required, to investigate or monitor any designated fund to any extent or for any purpose or to take or refrain from taking any action with respect to a fund because of any aspect of the performance of the fund. The designation of a limited number of investment funds is solely for administrative convenience and in no way reflects any endorsement of any such funds by the Administrator.

         (g) Deemed Investment. Trust assets are not required to be invested in accordance with a Participant's directions and the balance of all Accounts pursuant to the Plan will be determined pursuant to this section and other applicable sections of the Plan without regard to the actual amount of Trust assets.

         (h) Participant Responsibilities. Each Participant is solely responsible for any and all consequences of his or her investment directions made pursuant to this section. Neither any Participating Employer, any of its directors, officers or employees nor the Administrator has any responsibility to any Participant or other person for any damages, losses, liabilities, costs or expenses of any kind arising in connection with any investment direction made by the Participant pursuant to this section.

         (i)      Prime Rate Method.

                  (i) General. The entire portion of a Participant's Participant Deferral Account attributable to deferral credits for Plan Years ending before January 1, 1999 will be credited with earnings in accordance with clause (ii) unless the Participant elects not to have this subsection apply in accordance with clause
                           (iii).

                  (ii) Method. As of the last day of each calendar month, the Administrator will, in accordance with Plan Rules, credit the Participant Deferral Account of each Participant to whom this clause applies with earnings in an amount equal to the "applicable percentage" of the average daily balance of the Account for the month. The applicable percentage for a given month is the monthly equivalent of the annual prime rate of interest in effect on the first banking day of the month as reported in The Wall Street Journal or other national financial publication selected by the Administrator.

                  (iii) Election. A Participant who is an Active Participant on January 1, 1999 may make a one time irrevocable election to have the entire portion of his or her Participant Deferral Account attributable to deferral credits for Plan Years ending before January 1, 1999 credited with earnings in accordance with the other provisions of this section without regard to this subsection. The election must be made on a form provided by the Administrator, must specify the investment funds or funds in which his or her Participant Deferral Account will be deemed to be invested as of the effective date of the direction and must be received by the Administrator on a date specified in Plan Rules which is not later than December 31, 1998. The election will be effective on or as soon as administratively practicable after January 1, 1999. If a Participant fails to make an election pursuant to this clause, the Participant will not have any other opportunity to change the method for crediting earnings to the portion of his or her Participant Deferral Account attributable to deferral credits for Plan Years ending before January 1, 1999.

         (j) Company Stock Fund. Effective as of August 1, 2001, the Company Stock Fund will be one of the designated investment funds under Subsection (a); provided, however, it is not a designated investment fund for amounts credited under the Discretionary Account, the Restoration Matching Account or the Supplemental Matching Account. This subsection contains special rules applicable to the Company Stock Fund. Unless otherwise expressly provided in this subsection, the Company Stock Fund is subject to all of the provisions of the Plan applicable to other designated investment funds including, without limitation, the other subsections of this section.

                  (i) Description. The Company Stock Fund will be deemed to be invested in Company Stock.

                  (ii) Eligibility. To be eligible to direct to have his or her Account deemed to be invested in the Company Stock Fund, a Participant must be an Employee Participant who is either covered by the Company's executive stock ownership guidelines or selected by the Compensation and Human Resources Committee of the Company's Board. A Participant who is selected by the Compensation and Human Resources Committee of the Company's Board will be eligible to direct to have his or her Account deemed to be invested in the Company Stock Fund effective as of a date specified in a written notice provided to the Participant by the Administrator.

                  (iii) Deemed Investments. All deemed investments in the Company Stock Fund, whether pursuant to Subsection
                           (b), (c) or (d), will be effective as of the last day of the calendar month that first follows by at least 10 days (or such shorter period as Plan Rules may allow) the date on which (1) the Administrator receives the direction from the Participant or (2) in the case of such a direction pursuant to Subsection
                           (b) relating to amounts credited to the Participant's Account after the effective date of the direction pursuant to Subsection (b) and before the effective date of a change in the direction pursuant to Subsection (c), the date as of which the amounts are credited to the Participant's Account. Deemed investments in the Company Stock Fund will be reflected in full and fractional shares of Company Stock. The conversion of dollar denominated credits into shares in connection with any deemed investment in the Company Stock Fund will be made by dividing the dollar amount of the deemed investment by the Price per Share on the effective date of the deemed investment.

                  (iv) Company Stock Premium. A Participant who makes a deemed investment in the Company Stock Fund is entitled to an additional credit in an amount equal to 15 percent of the dollar value of the Participant's deemed investment (the "Company Stock Premium"). The dollar value of the Company Stock Premium will be converted into full and fractional shares of Company Stock in accordance with clause
                           (iii) and the shares will be credited to the Participant's Account within the Company Stock Fund as of the effective date of the deemed investment to which the Company Stock Premium relates.

                  (v) Vesting of Company Stock Premium. A Participant will acquire a fully vested nonforfeitable right to any Company Stock Premium credited to his or her Account as of the first Vesting Date within a Plan Year, provided that the Participant remains continuously employed with the Company and its Affiliates from the date as of which the Company Stock Premium is credited to his or her Account through the Vesting Date.

                           If a Participant's Severance occurs prior to the Vesting Date with respect to any Company Stock Premium, the Company Stock Premium (and any additional shares credited to the Participant's Account in accordance with clause (vii) reflecting dividends attributable to the Company Stock Premium) will be permanently and completely forfeited as of his or her Severance date and the Participant will have no right to the forfeited amounts.

                  (vi) Transfer Restrictions. A Participant may not direct a transfer out of the Company Stock Fund pursuant to Subsection (d) at any time.

                  (vii) Dividends. If the Company pays dividends on Company Stock, Accounts that are deemed to be invested in the Company Stock Fund will be adjusted to reflect the dividend in accordance with Plan Rules.

3.7.     VESTING.

         (a) Subject to the rules of Section 3.6(j)(v) regarding vesting of the Company Stock Premium, each Participant always has a fully vested nonforfeitable interest in his or her Participant Deferral Account and his or her Matching Restoration Account.

         (b) Each Participant will acquire a vested nonforfeitable interest in the portion of his or her Discretionary Account attributable to a credit made pursuant to Section 3.3 to the extent specified by the Administrator in the notice provided in connection with the credit in accordance with Section 3.3.

         (c) With respect to any amount credited to the Participant's Supplemental Matching Account (and related earnings credits) as of a date within a given Plan Year, the Participant shall vest one-third each Plan Year and only as of the last day of each such Plan Year over the three year period that starts on the first day of the Plan Year for which the supplemental matching credit is credited to the Participant's Account. Notwithstanding the foregoing, each Participant will acquire a vested nonforfeitable interest in credits to his or her Supplemental Matching Account (and related earnings credits) as of (i) the effective date of a Change of Control, (ii) the date of the Participant's death, (iii) the effective date of the Participant's Disability, (iv) attainment of age 65, or
                  (v) attainment of age 55 and completion of at least 10 years of Vesting Service. If a Participant's Severance occurs prior to the date on which a credit under the Supplemental Matching Account becomes vested, such amount will be immediately, permanently and completely forfeited as of his or her Severance Date and the Participant will have no right to the forfeited amounts.

                                   ARTICLE 4.
                                  DISTRIBUTION


4.1.     DISTRIBUTION TO PARTICIPANT BEFORE SEVERANCE OR DISABILITY.

         (a)      In-Service Distributions.

                  (i) Each Participant will be provided with one opportunity to elect to receive a distribution of all or any portion of his or her Participant Deferral Account as of a specified date or dates prior to his or her Severance date or Disability. The election must be made in conjunction with the first deferral election that the Participant makes pursuant to
                           Section 3.2 that relates to a Plan Year beginning after December 31, 1998. The Participant will not have any other opportunity to make an election pursuant to this subsection.

                  (ii) The first distribution date specified in an election made pursuant to clause (i) may not be before the first day of the second Plan Year after the Plan Year to which the deferral election relates. A Participant may not specify more than one distribution date per Plan Year.

                  (iii) A Participant will be provided with one opportunity to elect to either delay or cancel each date specified in an election made pursuant to clause (i). An election pursuant to this clause will not be valid and will not have any effect unless it is made on a properly completed form received by the Administrator before the first day of the Plan Year immediately preceding the Plan Year that includes the distribution date originally specified.

                  (iv) If the Participant experiences a Severance or Disability before a specified date, the Participant's election pursuant to this subsection will become ineffective on his or her Severance date or Disability and distribution of his or her remaining Account balance will be made pursuant to Section 4.2 or 4.3, as the case may be.

                  (v) Any distribution pursuant to this subsection will be made in a lump sum cash payment on or as soon as administratively practicable after the date specified by the Participant. If the Participant elected a specific dollar amount, the amount of the distribution will be the specified amount or the balance of the Participant's Participant Deferral Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation
                           Date), whichever is less. If the Participant elected a specific percentage of the Participant Deferral Account, the amount of the distribution will be the specified percentage of the Participant's Participant Deferral Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation
                           Date).

         (b) Withdrawals Due to Unforeseeable Emergency. Prior to a Participant's Severance date or Disability, a distribution will be made to a Participant from his or her Participant Deferral Account if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency. The amount of the distribution may not exceed the lesser of (a) the amount necessary to satisfy the emergency, as determined by the Administrator, and (b) the balance of the Participant Deferral Account as of the Valuation Date coinciding with or immediately preceding the date of the distribution (reduced by the amount of any other distribution from the Account after that Valuation Date). The distribution will be made in the form of a lump sum cash payment as soon as administratively practicable after the Administrator's determination that the Participant has experienced an Unforeseeable Emergency.

         (c) Accelerated Distribution. Prior to a Participant's Severance date or Disability, the Participant may elect to receive a distribution in an amount equal to 90 percent of his or her Participant Deferral Account balance as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation Date), and the remaining 10 percent balance of the Participant Deferral Account will be permanently forfeited as of that Valuation Date. The distribution will be made in the form of a lump sum cash payment as soon as administratively practicable after the Participant's properly completed written election is filed with the Administrator.

         (d) Reduction of Account Balance. The balance of the Participant's Participant Deferral Account will be reduced (but not below zero) by the amount of the distribution as of the beginning of the next day after the Valuation Date coinciding with or last preceding the date of the distribution.

         (e) No Distributions From Company Stock Fund. A Participant is not entitled to receive a distribution pursuant to this section of any portion of his or her Account that is deemed to be invested in the Company Stock Fund pursuant to Section 3.4(j). Accordingly, in connection with any distribution made to a Participant pursuant to this section, the portion of the Participant's Account that is deemed to be invested in the Company Stock Fund will be disregarded.

4.2.     DISTRIBUTION TO PARTICIPANT AFTER SEVERANCE OR DISABILITY.

         (a) Time. Distribution to a Participant will be made or commence on or as soon as administratively practicable after the date of the Participant's Disability, Retirement, or other Severance.

         (b)      Form.

                  (i) Severance Before Retirement or Disability. Upon a Participant's Severance before his or her Retirement or Disability, distribution to the Participant will be made in the form of a lump sum cash payment.

                  (ii) Retirement or Disability. Upon a Participant's Retirement or Disability, distribution to the Participant will be made in the form of a lump sum cash payment unless (1) the Participant made a written election, on a form provided by the Administrator, to receive his or her distribution in the form of five, 10 or 15 annual installment cash payments and (2) his or her properly completed election form is filed with the Administrator before the first day of the Plan Year immediately preceding the Plan Year that includes his or her Retirement or Disability. Not more than once during any 12-month period, a Participant may change an election made pursuant to this subsection, but the change will not be valid and will not have any effect unless it is made on a properly completed form received by the Administrator before the first day of the Plan Year immediately preceding the Plan Year that includes the Participant's Retirement or Disability. Until an election becomes effective, it will have no effect on any prior election whether or not such prior election became effective before or after the Administrator received the later election. When an election becomes effective, it will automatically supersede any prior election then in effect.

                  (iii) Company Stock. To the extent that a Participant's Account is deemed to be invested in whole shares of Company Stock, at the time of a distribution to the Participant pursuant to this section, the distribution will be made to the Participant in whole shares of Company Stock. Any fractional share will be valued based on the Price per Share on the date of the distribution and the value of the fractional share will be distributed to the Participant in cash.

         (c)      Amount.


                  (i) Lump Sum. The amount of a lump sum payment from a Participant's Account will be equal to the vested balance of the Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation Date).

                  (ii) Installments. The amount of an installment payment from a Participant's Account will be determined by dividing the vested balance of the Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation Date) by the total number of remaining payments (including the current payment). The undistributed portion of an Account distributed in the form of installment payments will continue to be credited with earnings in accordance with Section 3.6.

         (d) Special Rules. The provisions of this subsection apply notwithstanding Subsection (a), (b) or (c) or any election by a Participant to the contrary.

                  (i)      Divestitures.

                           (1)      If some or all of the assets of a
                                    Participating Employer are sold or otherwise disposed of to an unrelated third party, the Administrator may, but is not required to, cause to be distributed the Account of any Employee Participant whose employment with all Affiliates is terminated in connection with the sale or disposition unless the acquirer adopts a successor plan which is substantially similar to the Plan in all material respects and expressly assumes the Participating Employer's obligation to provide benefits to the Participant, in which case the Participating Employer will cease to have any obligation to provide benefits to the Participant pursuant to the Plan as of the effective date of the assumption. Any such distribution will be made in the form of a lump sum cash payment as soon as administratively practicable after the date of the sale or disposition. The amount of the payment will be determined in accordance with Subsection (c).

                           (2) If a Participating Employer ceases to be an Affiliate, unless otherwise provided in an agreement between an Affiliate and the Participating Employer or an Affiliate and an unrelated third-party acquirer:

                                    (A)      a Participant who is employed with
                                             the Participating Employer or

                                    (B)      a Participant who is not employed
                                             with the Participating Employer but
                                             has an Account balance attributable
                                             to service with the Participating
                                             Employer as a Qualified Employee

                                    will not become entitled to his or her
                                    Account balance attributable to service with the Participating Employer as a Qualified Employee solely as a result of the cessation and the Participating Employer will, after the date on which it ceases to be an Affiliate, continue to be solely responsible to provide benefits to the Participant at least equal to the balance of the Account as of the effective date of the cessation and as thereafter increased by deferral credits relating to the period before the effective date and earnings credits pursuant to
                                    Section 3.6.

                  (ii) Withdrawals Due to Unforeseeable Emergency. If a Participant is receiving installment payments, a distribution will be made to a Participant from his or her Participant Deferral Account if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency. The amount of the distribution may not exceed the lesser of (a) the amount necessary to satisfy the emergency, as determined by the Administrator, and (b) the balance of the Participant Deferral Account as of the Valuation Date coinciding with or immediately preceding the date of the distribution (reduced by the amount of any other distribution from the Account after that Valuation
                           Date). The distribution will be made in the form of a lump sum cash payment as soon as administratively practicable after the Administrator's determination that the Participant has experienced an Unforeseeable Emergency.

                  (iii) Accelerated Distribution. If a Participant is receiving installment payments, the Participant may elect to receive a distribution in an amount equal to 90 percent of his or her Participant Deferral Account balance as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation
                           Date), and the remaining 10 percent balance of the Participant Deferral Account will be permanently forfeited as of that Valuation Date. The distribution will be made in the form of a lump sum cash payment as soon as administratively practicable after the Participant's properly completed written election is filed with the Administrator.

         (e) Reduction of Account Balance. The balance of the Account from which a distribution is made will be reduced (but not below zero) by the amount of the distribution as of the beginning of the next day after the Valuation Date coinciding with or last preceding the date of the distribution.

         (f)      Transition Rules.

                  (i) Severance or Disability Before 1999. Any distribution to a Participant who experienced a Severance or Disability before January 1, 1999 will be made in its entirety in the form elected by the Participant under the provisions of the Plan in effect prior to January 1, 1999.

                  (ii)     Active Participants on January 1, 1999. Subject to
                           Section 1.5, in the case of a Participant who is an Active Participant on January 1, 1999:

                           (1) Any distribution scheduled to be made or to commence after December 31, 1998 and before January 1, 2001 pursuant to the terms of an election made under the provisions of the Plan in effect before January 1, 1999 will be made in its entirety in the form elected by the Participant under the provisions of the Plan in effect prior to January 1, 1999; and

                           (2) Any distribution made or commencing after December 31, 2000 will be made in accordance with the provisions of the Plan in effect after December 31, 1998 without regard to this subsection and any election made by the Participant pursuant to the provisions of the Plan in effect prior to January 1, 1999 to receive or begin receiving a distribution after December 31, 2000 is null and void as of January 1, 1999.

4.3.     DISTRIBUTION TO BENEFICIARY.

         (a) Time. Distribution to a Beneficiary will be made as soon as administratively practicable after the date on which the Administrator receives notice of the Participant's death and determines that the Beneficiary is entitled to receive the distribution.

         (b) Form. Distribution to the Participant's Beneficiary will be made in the form of a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death. The distribution will be made in the form of cash except that to the extent that the Participant's Account is deemed to be invested in whole shares of Company Stock, as defined in Section 3.6(j)(i), at the time of the distribution, the distribution will be made to the Beneficiary in whole shares of Company Stock. Any fractional share will be valued based on the Price per Share on the date of the distribution and the value of the fractional share will be distributed to the Beneficiary in cash.

         (c) Amount. The amount of a lump sum payment will be equal to the vested balance of the Participant's Account as of the Valuation Date coinciding with or immediately preceding the date on which the payment is made (reduced by the amount of any other distribution from the Account after that Valuation
                  Date). In addition, if the Participant dies before his or her Severance date or Disability and the Administrator determines that the death is not attributable to the Participant's suicide committed during the first Plan Year beginning after December 31, 1998 for which deferrals are credited to the Participant's Participant Deferral Account or the next following Plan Year, the Beneficiary will also receive an amount equal to twice the Participant's total deferrals pursuant to the Plan for all Plan Years (exclusive of earnings on the deferrals, discretionary credits by a Participating Employer and earnings on discretionary credits). If there are multiple Beneficiaries, the total amount distributed will be divided among the Beneficiaries as directed by the Participant in the Beneficiary designation.

         (d) Reduction of Account Balance. The balance of the Account from which a distribution is made will be reduced (but not below zero) by the amount of the distribution as of the beginning of the next day after the Valuation Date coinciding with or immediately preceding the date of the distribution.

         (e)      Beneficiary Designation.

                  (i) Each Participant may designate, on a form furnished by the Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his or her Account, and the additional amount described in Subsection (c), after his or her death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Administrator during the Participant's lifetime. No designation of a Beneficiary other than the Participant's spouse is effective unless the spouse consents to the designation or the Administrator determines that spousal consent cannot be obtained because the spouse cannot reasonably be located or is legally incapable of consenting. The consent must be in writing, must acknowledge the effect of the election and must be witnessed by a notary public. The consent is effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the spouse who so consented.

                  (ii)     If a Participant

                           (1)      fails to designate a Beneficiary, or

                           (2) revokes a Beneficiary designation without naming another Beneficiary, or

                           (3) designates one or more Beneficiaries, none of whom survives the Participant or exists at the time in question,

                           for all or any portion of his or her Account, such Account or portion will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant's estate.

                  (iii) The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

         (f)      Transition Rules.

                  (i) Death Before 1999. Distribution to the Beneficiary of a Participant who dies before January 1, 1999 will be made in accordance with the provisions of the Plan in effect prior to January 1, 1999.

                  (ii) Death After 1998. Distribution to the Beneficiary of a Participant who dies after December 31, 1998 will be made in accordance with the provisions of this section unless, pursuant to Section 1.5, the terms of the Plan as restated effective as of January 1, 1999 were not applicable to the Participant, in which case distribution to the Beneficiary will be made in accordance with the provisions of the Plan in effect prior to January 1, 1999.

4.4. NONDEDUCTIBILITY. If the Company determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant by an Affiliate for a taxable year of the Affiliate would not be deductible by the Affiliate solely by reason of the limitation under Code section 162(m), to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Participant pursuant to the Plan is deductible, notwithstanding any other provision of the Plan or any election by the Participant to the contrary, all or any portion of the distribution may be deferred. Any amounts deferred pursuant to this section will continue to be credited with earnings in accordance with Section 3.6. The deferred amounts and earnings thereon will be distributed to the Participant, or to his or her Beneficiary in the case of the Participant's death, at the earliest possible date, as determined by the Company in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Affiliate during which the distribution is made will not be limited by Code section 162(m).

4.5. PAYMENT IN EVENT OF INCAPACITY. If any individual entitled to receive any payment under the Plan is, in the judgment of the Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Administrator: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual's spouse, children, parents, or other relatives by blood or marriage. The Administrator is not required to see to the proper application of any such payment and the payment completely discharges all claims under the Plan against the Participating Employer, the Plan and Trust to the extent of the payment.

4.6. SUSPENSION. If a Participant who is receiving installment payments again becomes a Qualified Employee or Qualified Director, the installment payments will stop. The remaining balance of the Participant's Account will be distributed upon the Participant's subsequent Severance or Disability in accordance with Article 4 without regard to any election made pursuant to Section 4.2(b)(ii) prior to the Participant's last preceding Retirement or Disability.

                                   ARTICLE 5.
                     SOURCE OF PAYMENTS; NATURE OF INTEREST



5.1. ESTABLISHMENT OF TRUST. A Participating Employer may establish a Trust, or may be covered by a Trust established by another Participating Employer, with an independent corporate trustee. The Trust must (a) be a grantor trust with respect to which the Participating Employer is treated as the grantor for purposes of Code section 677, (b) not cause the Plan to be funded for purposes of Title I of ERISA and (c) provide that the Trust assets will, upon the insolvency of a Participating Employer, be used to satisfy claims of the Participating Employer's general creditors. The Participating Employers may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

5.2.     SOURCE OF PAYMENTS.

         (a) Each Participating Employer will pay, from its general assets, the portion of any benefit pursuant to Article 4 or Section
                  6.3 or 6.4 attributable to a Participant's Account with respect to that Participating Employer, and all costs, charges and expenses relating thereto.

         (b) The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of a Participating Employer's obligations under the Plan in accordance with the terms of the Trust. The Participating Employer is responsible for paying any benefits attributable to a Participant's Account with respect to that Participating Employer that are not paid by the Trust.

5.3. STATUS OF PLAN. Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan, the Participant's or other person's only interest under the Plan being the right to receive benefits in accordance with the terms of the Plan. The Trust is established only for the convenience of the Participating Employers and the Participants, and no Participant has any interest in the assets of the Trust. To the extent the Participant or any other person acquires a right to receive benefits under the Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Participating Employer.

5.4. NON-ASSIGNABILITY OF BENEFITS. The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any charge or legal process.

                                   ARTICLE 6.
                        ADOPTION, AMENDMENT, TERMINATION

6.1. ADOPTION. With the prior approval of the Administrator, an Affiliate may adopt the Plan and become a Participating Employer by furnishing to the Administrator a certified copy of a resolution of its Board adopting the Plan.

6.2.     AMENDMENT.

         (a) Right. The Company reserves the right to amend the Plan at any time to any extent that it may deem advisable.

         (b) Method. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Company's Board and executed in the name of the Company by its President or a Vice President and attested by the Secretary, the Deputy Secretary or an Assistant Secretary.

         (c) Binding Effect. An amendment adopted in accordance with Subsection (b) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment may retroactively deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment or the date on which the amendment is adopted, whichever is later.

         (d) Prime Rate Investment Fund. An amendment which changes the method of crediting earnings described in Section 3.6(i)(ii) will be effective only if the Company's Board determines in good faith that on the date on which the amendment is approved by the Board, it is reasonably likely that, in the long run, the new method will not result in materially lower earnings credits than the method described in Section 3.6(i)(ii).

         (e) Applicability to Participants Who Have Experienced a Severance or Disability. The provisions of the Plan in effect on a Participant's Severance date or Disability will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

         (f) Change of Control. Notwithstanding anything in the Plan to the contrary, from and after the occurrence of a Change of Control, no amendment may be made to the Plan that would adversely affect the terms and conditions associated with the Account balance of any Participant as of the date of the Change of Control.

6.3. TERMINATION OF PARTICIPATION. Notwithstanding any other provision of the Plan to the contrary, if determined by the Administrator to be necessary to ensure that the Plan is exempt from ERISA to the extent contemplated by Section 1.3, or upon the Administrator's determination that a Participant's interest in the Plan has been or is likely to be includable in the Participant's gross income for federal income tax purposes prior to the actual payment of benefits pursuant to the Plan, the Administrator may take any or all of the following steps:

         (a)      terminate the Participant's future participation in the Plan;

         (b) cause the Participant's entire interest in the Plan to be distributed to the Participant in the form of an immediate lump sum cash payment in an amount determined in accordance with Section 4.2(c); and/or

         (c) transfer the benefits that would otherwise be payable pursuant to the Plan for all or any of the Participants to a new plan that is similar in all material respects (other than those which require the action in question to be taken.)

6.4. TERMINATION. The Company reserves the right to terminate the Plan in its entirety at any time. Each Participating Employer reserves the right to cease its participation in the Plan at any time. The Plan will terminate in its entirety or with respect to a particular Participating Employer as of the date specified by the Company or such Participating Employer in a written instrument adopted in the same manner as an amendment. Upon the termination of the Plan in its entirety or with respect to any Participating Employer, the Company or Participating Employer, as the case may be, will either cause (a) any benefits to which Participants have become entitled prior to the effective date of the termination to continue to be paid in accordance with the provisions of Article 4 or (b) the entire interest in the Plan of any or all Participants, or the Beneficiaries of any or all deceased Participants, to be distributed in the form of an immediate lump sum cash payment in an amount determined in accordance with Section 4.2(c).

                                   ARTICLE 7.
                  CONSTRUCTION, INTERPRETATION AND DEFINITIONS



7.1. CROSS REFERENCE. References within a section of the Plan to a particular subsection refer to that subsection within the same section and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

7.2. GOVERNING LAW. To the extent that state law is not preempted by the provisions of ERISA, or any other laws of the United States, all questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of law rules of the State of Minnesota or any other jurisdiction.

7.3. HEADINGS. The headings of articles and sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Plan, the text will control.

7.4. NUMBER AND GENDER. Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular and one gender may be read as the other gender.

7.5. DEFINITIONS. The definitions set forth in this Section apply in constructing this instrument unless the context otherwise indicates.

         Account. "Account" means the bookkeeping account or accounts maintained with respect to a Participant pursuant to Section 3.1.

         Active Participant. "Active Participant" means a Director Participant or an Employee Participant.

         Administrator. "Administrator" means the Company or the person to whom administrative duties are delegated pursuant to the provisions of
         Section 8.1, as the context requires.

         Affiliate. "Affiliate" means the Company and any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned, directly or indirectly, by the Company.

         Annual Bonus. "Annual Bonus" for a Plan Year means the annual bonus earned by an Employee Participant during the Plan Year for his or her services during the Plan Year as a Qualified Employee and paid in cash from a United States payroll to the Employee Participant by a Participating Employer during the calendar quarter first following the Plan Year, net of any contributions and deductions specified in Plan Rules.

         Applicable Vesting Period. The "Applicable Vesting Period" with respect to any Company Stock Premium credited to a Participant's Account as of a date within a given Plan Year is the period that starts on the first day of the Plan Year during which the Company Stock Premium is credited to the Participant's Account and ends on the last day of the second following Plan Year. For example, the Applicable Vesting Period for a Company Stock Premium credited to a Participant's Account as of a date during the 2002 Plan Year begins on January 1, 2002 and ends on December 31, 2004.

         Base Compensation. "Base Compensation" for a Plan Year means:

         (a) the base salary payable in cash from a United States payroll to an Employee Participant by a Participating Employer for the Employee Participant's services during the Plan Year as a Qualified Employee, including any elective deferrals that would have been paid in cash but for the Qualified Employee's election to defer, net of any contributions and deductions specified in Plan Rules; or

         (b) the compensation payable in cash to a Director Participant by the Company for the Director Participant's services during the Plan Year as a Qualified Director, including any elective deferrals that would have been paid in cash but for the Qualified Director's election to defer, including, without limitation, committee chair fees, but excluding travel expense allowances and expense reimbursements.

         Board. "Board" means the board of directors of the Affiliate in question. When the Plan provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation by the board of directors in question.

         Beneficiary. "Beneficiary" with respect to a Participant is the person designated or otherwise determined under the provisions of Section 4.3(e) as the distributee of benefits payable after the Participant's death. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

         Change of Control. "Change of Control" shall mean the first of the following events to occur:

         (a) there is consummated a merger or consolidation to which the Company or any direct or indirect subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

         (b) the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate of securities of the Company representing (20%) or more of the total combined voting power of Company's then issued and outstanding securities is acquired by any person or entity or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of

                  Control: (I) any acquisition by the Company or any of its subsidiaries, (II) any acquisition directly from the Company or any of its subsidiaries, (III) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company, (IV) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (V) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (VI) any acquisition in connection with which, pursuant to Rule 13d-1 promulgated pursuant to the Exchange Act, the individual, entity or group is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor Schedule); provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this paragraph, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the voting securities of the Company beneficially owned by it on such date, and (VII) any acquisition in connection with a merger or consolidation which, pursuant to paragraph (a) above, does not constitute a Change of Control; or

         (c) there is consummated a transaction contemplated by an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

         (d) the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

         (e) a change in the composition of the Board such that the "Continuity Directors" cease for any reason to constitute at least a majority of the Board. For purposes of this clause, "Continuity Directors" means those members of the Board who either (I) were directors on January 29, 2002, or (II) were elected by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the then-existing Board (other than a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company); or

         (f) such other event or transaction as the Board shall determine constitutes a Change of Control.

         Code. "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time, to any successor provision, to any regulations promulgated thereunder and to any binding pronouncements relating thereto.

         Company. "Company" means New Ceridian Corporation, renamed Ceridian Corporation after the New Ceridian spin-off.

         Company Stock. "Company Stock" means shares of common stock issued by the Company.

         Director Participant. "Director Participant" means a Participant who is a Qualified Director.

         Disability. "Disability" means a disability for which a Participant is receiving disability benefits pursuant to a long-term disability plan maintained by an Affiliate or as a result of which the Participant is certified as being disabled by the Social Security Administration and is receiving disability benefits under the disability provisions of the Social Security Act. The Participant must provide the Administrator with proof of his or her Disability that is satisfactory to the Administrator. For purposes of the Plan, a Disability occurs on the date following the Administrator's receipt of such proof on which the Administrator determines that the Participant has experienced a Disability.

         Discretionary Account. "Discretionary Account" means the account maintained for a Participant pursuant to Section 3.1(b).

         Earnings. "Earnings" means the eligible earnings determined under the Qualified 401(k) but without regard to the limit under Code section 401(a)(17) and including any reduction in earnings made under Section 3.2.

         Employee Participant. "Employee Participant" means a Participant who is a Qualified Employee.

         ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Any reference to a specific provision of ERISA includes a reference to that provision as it may be amended from time to time and to any successor provision.

         Hour of Service. The term " Hour of Service" with respect to an Employee Participant, includes and is limited to:

                  (a) Each hour for which he or she is paid, or entitled to payment, for the performance of duties for an Affiliate while it is an Affiliate.

                  (b) Subject to the rules set forth in items (1) through (6) of this clause (b), each hour for which he or she is paid, or entitled to payment, by an Affiliate while it is an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to severance, personal days off, holiday, illness (including disability), layoff, jury duty, military duty or leave of absence.

                           (1) Except to the extent the Employer's policies
                  specify in writing a greater number of hours for certain types of paid absences, no more than 501 hours will be credited to the Employee Participant on account of any single continuous period during which he or she performs no duties (whether or not such period occurs in a single Plan Year).

                           (2) No more than the number of hours regularly
                  scheduled for the performance of duties for the period during which no duties are performed will be credited to the Employee Participant for such period.

                           (3) The Employee Participant will not be credited
                  with hours for which payments are made or due under a plan maintained solely for the purpose of complying with workers' compensation, unemployment compensation or disability insurance laws, or for which payments are made solely to reimburse the Employee for medical or medically related expenses.

                           (4) A payment will be deemed to be made by or due
                  from an Affiliate while it is an Affiliate, regardless of whether such payment is made by or due from the Affiliate directly or indirectly through a trust fund or insurer to which the Affiliate contributes or pays premiums.

                           (5) If the payment made or due is calculated on the
                  basis of units of time, the number of Hours of Service to be credited will be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.

                           (6) If the payment made or due is not calculated on
                  the basis of units of time, the number of Hours of Service to be credited will be equal to the amount of the payment, divided by the Employee Participant's most recent hourly rate of compensation before the period during which no duties are performed.

                  (c) Each hour during which he or she was absent without pay due to:

                           (1) Military or jury service which is required by
                  applicable law to be treated as an authorized leave, or any other absence required by applicable law or contractual undertaking to be treated as an authorized leave;

                           (2) A leave of absence authorized for medical
                  reasons, public service, social service or educational purposes, which is granted under rules applied uniformly to all Qualified Employees;

                           (3) Any other leave of absence authorized by an
                  Affiliate, while it is an Affiliate, which is granted under rules applied uniformly to all Employees, but only to the extent that it does not exceed 12 months duration;

                           (4) A layoff, but only to the extent that it does not
                  exceed six months' duration; or

                           (5) A leave of absence granted under the terms of the
                  Company's Time Off Without Pay Program, but only to the extent that it does not exceed 12 months' duration;

         in which case the number of hours for which an Employee Participant receives credit will equal that number of Hours of Service per day which he or she would normally have been scheduled to complete during such absence, or eight hours per day, whichever is less.

                  (d) Each hour for which backpay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; provided, first, that Hours of Service taken into account under clause (a), (b), or (c) will not also be taken into account under this clause (d); and, second, that Hours of Service taken into account under this clause (d) that relate to periods specified in clause (b) will be subject to the rules under items (1) through (6) of clause (b).

                  (e) Hours of Service will be credited:

                           (1) In the case of Hours of Service described in
                  clause (a), to the Plan Year in which the duties are performed;

                           (2) In the case of Hours of Service described in
                  clause (b), to the Plan Year in which the period during which no duties are performed occurs; provided, that, if the payment is not calculated on the basis of units of time, the Hours of Service will not be allocated between more than the first two Plan Years of such period;

                           (3) In the case of Hours of Service described in
                  clause (c), to the Plan Year(s) during which such absence occurs; and

                           (4) In the case of Hours of Service described in
                  clause (d), to the Plan Year(s) to which the award or agreement for backpay pertains.

                  (f) Hours of Service completed by an Employee Participant with an Affiliate prior to the date on which it became an Affiliate or with a business all or any part of which is acquired by an Affiliate will be taken into account under this Plan only if, to the extent and for such purposes as, provided in any agreement pursuant to which it became an Affiliate or was acquired or otherwise provided by the Company, and will be specified on an exhibit to the Plan.

                  (g) Notwithstanding the foregoing provisions of this definition, the number of Hours of Service that a person completes (1) while employed with an Affiliate in a classification other than as an employee, (2) while he or she is considered to be a leased employee or
         (3) with any organization to the extent such Hours of Service are required to be taken into account pursuant to Code section 414(o), in each case determined in the manner specified in clauses (a) through
         (f), will also be taken into account.

         Matching Percentage. "Matching Percentage" means with respect to a Qualified Employee the percentage used in calculating the Company's (or Affiliate's) matching contribution under the Qualified 401(k) Plan, but not including any performance matching contribution, on behalf of such Qualified Employee for the Qualified 401(k) Plan plan year ending with or within the Plan Year for this Plan.

         Participant. "Participant" means a current or former Active Participant to whose Account amounts have been credited pursuant to Article 3 and who has not ceased to be a Participant pursuant to Section 2.8.

         Participant Deferral Account. "Participant Deferral Account" means the account maintained for a Participant pursuant to Section 3.1(a).

         Participating Employer. "Participating Employer" means the Company and any other Affiliate that has adopted the Plan, or all of them collectively, as the context requires. An Affiliate will cease to be a Participating Employer upon a termination of the Plan as to its Qualified Employees (and, in the case of the Company, its Qualified Directors) and the satisfaction in full of all of its obligations under the Plan or upon its ceasing to be an Affiliate.

         Plan. "Plan" means the Ceridian Corporation Deferred Compensation Plan, as from time to time amended or restated.

         Plan Year. "Plan Year" means the calendar year.

         Plan Rules. "Plan Rules" are rules, policies, practices or procedures adopted by the Administrator pursuant to Section 8.2.

         Price per Share. The "Price per Share" on a given date is the closing market price per share of Company Stock at the end of the regular trading session on the last business day of the calendar month immediately preceding or concurrent with the date in question as reported on the New York Stock Exchange Composite Tape on that day (or if no shares of Company Stock were traded or quoted on that day, as of the next preceding day on which shares of Company Stock were traded or quoted). For example, the Price per Share for a transaction that is effective on September 30, 2002 is the closing market price per share of Company Stock at the end of the regular trading session (i.e., 4:00 p.m. New York City time) on September 30, 2002 as reported on the New York Stock Exchange Composite Tape on September 30, 2002.

         Qualified 401(k) Plan. "Qualified 401(k) Plan" means the qualified retirement plan sponsored by the Company or an Affiliate which includes a qualified cash or deferred arrangement within the meaning of Code section 401(k) and in which the Qualified Employee is eligible to participate.

         Qualified Director. "Qualified Director" means an individual who is a member of the Company's board of directors and is independent (i.e., is not an employee of the Company or any of its affiliates or subsidiaries).

         Qualified Employee. "Qualified Employee" means an individual who performs services for a Participating Employer as an employee of the Participating Employer (as classified by the Participating Employer at the time the services are performed without regard to any subsequent reclassification), whose Base Compensation exceeds an amount established by Plan Rules, and who is
         (a) an officer of the Participating Employer elected by the Participating Employer's Board, (b) a Vice President of the Participating Employer or (c) a Director of the Participating Employer with a salary grade level of D1 or D2. The Company may, pursuant to Plan Rules, establish additional requirements or conditions an employee must satisfy in order to be treated as a Qualified Employee under the Plan.

         Retirement. "Retirement" means:

         (a) in the case of an Employee Participant, the Participant's Severance after his or her

                  (1)      attainment of age 65 or

                  (2) attainment of age 55 and completion of at least 10 years of Vesting Service; or

         (b) in the case of a Director Participant, the Participant's Severance after his or her completion of at least three complete years of service as a Qualified Director.

         Severance. "Severance" means:

         (a) the date on which an Employee Participant has completely severed his or her employment relationship with all Affiliates; or

         (b) the date on which a Director Participant ceases to be a member of the Company's board of directors.

         Total Compensation. "Total Compensation" means an Employee Participant's Base Compensation plus his or her Annual Bonus which does not exceed his or her "target" bonus amount for the Plan Year.

         Trust. "Trust" means any trust or trusts established by a Participating Employer pursuant to Section 5.1.

         Trustee. "Trustee" means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.

         Unforeseeable Emergency. "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the Participant's or Beneficiary's control resulting in a severe financial hardship that cannot be satisfied through other means. The existence of an unforeseeable emergency will be determined by the Administrator.

         Valuation Date. "Valuation Date" means the last day of each calendar month on which the New York Stock Exchange is open for regular business and any interim dates selected by the Administrator.

         Vesting Date. "Vesting Date" is the first to occur of the following dates:

                  (a)      the last day of the Applicable Vesting Period.

                  (b)      the effective date of a Change of Control.

                  (c)      the date of the Participant's death; or

                  (d)      the effective date of the Participant's Disability.

         Vesting Service. "Vesting Service," with respect to an Employee Participant, means:

                  (a) Subject to the provisions of clauses (b) and (c) below, the sum of:

                           (1) One year, for the Plan Year during which he or
                  she first becomes a Participant or resumes participation in the Plan, as the case may be, regardless of the number of Hours of Service that he or she completes during such Plan Year; plus

                           (2) If the Employee Participant completes fewer than
                  900 Hours of Service during the Plan Year immediately preceding the Plan Year in which he or she first becomes a Participant or resumes participation, as the case may be, a partial year for such immediately preceding Plan Year, determined by dividing the number of Hours of Service he or she completes during such preceding Plan Year, by 900; plus

                           (3) The aggregate number of Plan Years during each of
                  which the Employee Participant completes at least 900 Hours of Service; plus

                           (4) A partial year for the Plan Year during which the
                  Employee Participant's employment terminates, determined by dividing the actual number of Hours of Service he or she completes during such Plan Year by 900;

         provided, first, that, if the Employee Participant's termination of employment occurs during the first or second Plan Year of his or her employment, such that the Employee Participant would otherwise be entitled to take into account service under more than one of items (1),
         (2) or (3), he or she is entitled to take into account only that service determined under either items (1) and (3) or items (2) and (3), whichever results in the greater amount of such service for the Employee Participant; second, that in no event will an Employee Participant be entitled to take into account service determined under more than one of the foregoing items (1), (2), (3) or (4) for any particular Plan Year; and third, that an Employee Participant who terminates employment more than once and is reemployed one or more times during any period of Vesting Service, will be entitled to take into account partial years of Vesting Service under items (1) or (2) and (4) only once during such period of Vesting Service, such partial years of Vesting Service being those attributable to his or her first participation in the Plan and/or his or her first termination of employment, as the case may be, during such period.

                  (b) For service prior to, and during, the Plan Year during which the Plan becomes effective with respect to an Affiliate that adopts the Plan and becomes a Participating Employer, the sum of:

                           (1) For service prior to the Plan Year during which
                  the Plan becomes effective with respect to the Affiliate, the number of the Employee Participant's full and fractional years of employment during the period commencing with the Employee Participant's most recent date of uninterrupted employment by such Affiliate prior to such effective date and ending with the December 31 prior to such effective date, with any partial calendar month during such period being disregarded for purposes of determining such full and fractional years of employment; plus

                           (2) For service during the Plan Year during which the
                  Plan becomes effective with respect to the Affiliate, the sum of:

                                    (i) For service during that portion of such
                           Plan Year prior to the Plan's becoming effective with respect to the Affiliate the fraction of one year determined by dividing the number of full calendar months of the Employee Participant's employment with such Affiliate during such portion of that Plan Year by 12, with any final partial calendar month being treated as a full month; plus

                                    (ii) For service during that portion of such
                           Plan Year following the Plan's becoming effective with respect to the Affiliate, the fraction of one year determined by dividing the number of Hours of Service completed by the Employee Participant during that Plan Year following such effective date, by 900;

                  provided that, an Employee Participant will not be credited with more than one year of Vesting Service for the Plan Year during which the Plan becomes effective with respect to the Affiliate.

                  (c) Notwithstanding the provisions of clause (a), in no case will more than one year of Vesting Service be taken into account for an Employee Participant during any 12-month period.

                                   ARTICLE 8.
                                 ADMINISTRATION



8.1. ADMINISTRATOR. The general administration of the Plan and the duty to carry out its provisions is vested in the Company. The Company may delegate such duty or any portion thereof to a named person or persons and may from time to time revoke such authority and delegate it to another person or persons.

8.2. PLAN RULES. The Administrator has the discretionary power and authority to make such Plan Rules as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration of the Plan and to modify or rescind any such Plan Rules.

8.3. ADMINISTRATOR'S DISCRETION. The Administrator has the discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly.

8.4. SPECIALIST'S ASSISTANCE. The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Participating Employers.

8.5. INDEMNIFICATION. The Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of any Affiliates against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Participating Employers have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

8.6. BENEFIT CLAIM PROCEDURE. If a request for a benefit by a Participant or Beneficiary of a deceased Participant is denied in whole or in part, he or she may, not later than 30 days after the denial, file with the Administrator a written claim objecting to the denial.

         (a) The Administrator, not later than 90 days after receipt of such claim, will render a written decision to the claimant on the claim. If the claim is denied, in whole or in part, such decision will include the reason or reasons for the denial; a reference to the Plan provisions on which the denial is based; a description of any additional material or information, if any, necessary for the claimant to perfect his or her claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure.

         (b) The claimant may file with the Administrator, not later than 60 days after receiving the Administrator's written decision, a written notice of request for review of the Administrator's decision, and the claimant or his or her representative may thereafter review relevant Plan documents which relate to the claim and may submit written comments to the Administrator.

         (c) Not later than 60 days after receipt of such review request, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including a reference to the Plan's specific provisions where appropriate.

         (d) The foregoing 90- and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90- or 60 days, respectively, if special circumstances beyond the Administrator's control so require and notice of such extension is given to the claimant prior to the expiration of such initial 90- or 60-day period, as the case may be.

         (e) A Participant or Beneficiary must exhaust the procedure described in this section before making any claim of entitlement to benefits pursuant to the Plan in any court or other proceeding.

8.7.     DISPUTES.

         (a) In the case of a dispute between a Qualified Employee Participant or his or her Beneficiary and a Participating Employer, the Administrator or other person relating to or arising from the Plan, the United States District Court for the District of Minnesota is a proper venue for any action initiated by or against the Participating Employer, Administrator or other person and such court will have personal jurisdiction over any Participant or Beneficiary named in the action.

         (b) Regardless of where an action relating to or arising from the participation in the Plan by a Qualified Employee is pending, the law as stated and applied by the United States Court of Appeals for the Eighth Circuit or the United States District Court for the District of Minnesota will apply to and control all actions relating to the Plan brought against the Plan, a Participating Employer, the Administrator or any other person or against any such Participant or his or her Beneficiary.

         (c) No civil action arising out of or relating to this Plan may be commenced by a Participant or Beneficiary more than two (2) years after the Participant or Beneficiary had knowledge (or should have had knowledge) of the facts or circumstances that give rise to, or form the basis for, such action.

                                   ARTICLE 9.
                                  MISCELLANEOUS



9.1. WITHHOLDINGS AND OFFSETS. The Participating Employers and the Trustee retain the right to withhold from any compensation, deferral and/or benefit payment pursuant to the Plan, any and all income, employment, excise and other tax as the Participating Employers or Trustee deems necessary and the Participating Employers may offset against amounts then payable to a Participant or Beneficiary under the Plan any amounts then owing to the Participating Employers by such Participant or Beneficiary.

9.2. OTHER BENEFITS. Neither amounts deferred nor amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of a Participating Employer unless otherwise expressly provided thereunder.

9.3. NO WARRANTIES REGARDING TAX TREATMENT. The Participating Employers make no warranties regarding the tax treatment to any person of any deferrals or payments made pursuant to the Plan and each Participant will hold the Administrator and the Participating Employers and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

9.4. NO RIGHTS TO CONTINUED SERVICE CREATED. Neither the establishment of nor participation in the Plan gives any individual the right to continued employment with the Company or service on the Company's board of directors or limits the right of the Participating Employer to discharge, transfer, demote, modify terms and conditions of employment or service on the Company's board of directors or otherwise deal with any individual without regard to the effect which such action might have on him or her with respect to the Plan.

9.5. SPECIAL PROVISIONS. Special provisions of the Plan applicable only to certain Participants may be set forth on an exhibit to the Plan adopted in the same manner as an amendment to the Plan. In the event of a conflict between the terms of the exhibit and the terms of the Plan, the exhibit controls. Except as otherwise expressly provided in the exhibit, the generally applicable terms of the Plan control all matters not covered by the exhibit.

9.6. SUCCESSORS. Except as otherwise expressly provided in the Plan, all obligations of the Participating Employers under the Plan are binding on any successor to the Participating Employer whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Participating Employer.

9.7.     ARBITRON EXECUTIVE INVESTMENT PLAN.

         (a) Transfer of Accounts. Effective as of January 1, 2001, the Company adopted the Arbitron Executive Investment Plan and, except as otherwise provided in Subsection (b), caused the Account balances of the Transferred Participants, as defined in Subsection (c), as of the close of business on December 31, 2000, to be transferred to the Arbitron Executive Investment Plan. Effective as of the close of business on December 31, 2000, except as otherwise provided in Subsection (b), each Transferred Participant will cease to be a Participant and neither any Transferred Participant nor anyone claiming by, through or on behalf of a Transferred Participant will have any right to a benefit arising under or in connection with the Plan unless he or she again becomes an Active Participant after December 31, 2000.

         (b) Exception to Transfer. The portion of a Transferred Participant's Account scheduled to be distributed to the Transferred Participant on January 1, 2001 will not be transferred to the Arbitron Executive Investment Plan pursuant to Subsection (a) and will be distributed to the Transferred Participant pursuant to applicable provisions of the Plan.

         (c) Transferred Participant. Each of the following individuals is a Transferred Participant: Dolores Cody Harper; Claire Lee Kummer; Marshall L. Snyder; and William J. Walsh.